As Filed with the Securities and Exchange Commission on September 22, 2003
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                THE BEARD COMPANY
             (Exact name of registrant as specified in its charter)

          OKLAHOMA                                        73-0970298
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification No.)

                           Enterprise Plaza, Suite 320
                              5600 North May Avenue
                          Oklahoma City, Oklahoma 73112
                    (Address of principal executive offices)
             The Beard Company 2003 Deferred Stock Compensation Plan
                            (Full title of the plan)

                                William M. Beard
                             Chief Executive Officer
                                The Beard Company
                           Enterprise Plaza, Suite 320
                              5600 North May Avenue
                          Oklahoma City, Oklahoma 73112
                                 (405) 842-2333
 (Name, address and telephone number, including area code, of agent for service)


                                   Copies to:

                               Jerry Warren, Esq.
                    McAfee & Taft A Professional Corporation
                       Tenth Floor, Two Leadership Square
                               211 North Robinson
                       Oklahoma City, Oklahoma 73102-7103
                            Telephone: (405) 552-2244
                            Facsimile: (405) 235-0439


                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- --------------------- ------------------------ ------------------
                                                       Proposed maximum       Proposed maximum          Amount of
  Title of securities to be        Amount to be       offering price per     aggregate offering       registration
          registered               registered(1)            share                   price                fee(2)
------------------------------- -------------------- --------------------- ------------------------ ------------------
Common Stock, par value .001333    150,000 Shares           $0.545                 $81,750                 $7.35

------------------------------- -------------------- --------------------- ------------------------ ------------------

(1)  In addition pursuant to Rule 416(c) of the Securities Act of 1933, as amended,  this  Registration  Statement also covers an  indeterminate  amount of interests to be offered or sold  pursuant to The Beard  Company 2003  Deferred
     Stock Compensation Plan.

(2)  Estimated pursuant to Rule 457(c) and (h) solely for the purposes of computing the registration fee based upon the average of the bid and asked price of The Beard Company common stock, as reported on the OTC Bulletin  Board(R) on
     September 18, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information (1)

Item 2.  Registrant Information and Employee Plan Annual Information (1)

-------------

(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of the Form S-8 and has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         1. Annual Report on Form 10-K for the year ended December 31, 2002, as filed on April 15, 2003.

         2. Quarterly Reports on Form 10-Q for the quarter ended March 31, 2003 as filed on May 15, 2003, and for the quarter ended June 30, 2003 as filed on August 14, 2003, and the Registrant's Current Reports on Form 8-K filed January 10, 2003, February 25, 2003, March 27, 2003, April 15, 2003, May 7, 2003, May 12, 2003, May
              16, 2003, June 16, 2003, July 10, 2003 and August 13, 2003.

         3. The description of the Registrant's Common Stock set forth in the Registrant's registration statement on Form 8-B filed with the Commission on October 5, 1993, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock covered by this registration statement have been sold or which deregisters all such shares remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Not applicable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.       Document
-----------       --------
4.1               Restated  Certificate of  Incorporation of Beard (formerly New
                  Beard) as filed with the Secretary of State of Oklahoma on September 20, 2000. (This Exhibit has been previously filed as Exhibit 3(i) to Registrant's Form 10-Q for the period ended
                  September 30, 2000, filed on November 20, 2000, and same is incorporated by reference).

4.2 Registrant's By-laws as currently in effect. (This Exhibit has been previously filed as Exhibit 3(ii) to Registrant's Form 10-K for the period ended December 31, 1997, filed on March 31, 1998 and the same is incorporated herein by reference).

5                 Opinion of McAfee & Taft A Professional Corporation

23.1              Consent of Cole & Reed, P.C.

23.2 Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5)

99 The Beard Company 2003 Deferred Stock Compensation Plan. (This Exhibit has been previously filed as Exhibit "A" to Registrant's Proxy Statement filed on June 17, 2003, and same is incorporated herein by reference).

Item 9.  Undertakings

         (a)   The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) to  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) to include any  material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 19th day of September, 2003.

(Registrant)                         THE BEARD COMPANY

                                     By:  HERB MEE, JR.
                                          Herb Mee, Jr.
                                          President and Chief Financial Officer


                                POWER OF ATTORNEY


     We, the undersigned officers and directors of The Beard Company (hereinafter the "Company"), hereby severally constitute and appoint William M. Beard and Herb Mee, Jr., and each of them, severally, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement on Form S-8 (and any and all amendments thereto, including post-effective amendments) to be filed with the Securities and Exchange Commission relating to The Beard Company Deferred Stock Compensation Plan granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the 19th day of September, 2003.

Signature                                Title
---------                                -----

WILLIAM M. BEARD                         Chairman of the Board, Chief
William M. Beard                         Executive Officer and Director

HERB MEE, JR.                            President, Chief Financial Officer
Herb Mee, Jr.                            and Director

JACK A. MARTINE                          Controller and Chief Accounting
Jack A. Martine                          Officer

                                         Director
Allan R. Hallock

HARLON E. MARTIN, JR.                    Director
Harlon E. Martin, Jr.

FORD C. PRICE                            Director
Ford C. Price

                                Index to Exhibits

Exhibit No.    Document                      Method of Filing
-----------    --------                      ----------------



4.1            Restated   Certificate   of   Incorporated herein by reference
               Incorporation    of   Beard
               (formerly   New  Beard)  as
               filed with the Secretary of
               State   of    Oklahoma   on
               September  20, 2000.

4.2            Registrant's   By-laws   as   Incorporated herein by reference
               currently  in  effect.

5              Opinion  of McAfee & Taft A   Filed herewith electronically
               Professional Corporation

23.1           Consent  of  Cole  &  Reed,   Filed herewith electronically
               P.C.

23.2           Consent  of McAfee & Taft A   Filed herewith electronically
               Professional    Corporation
               (Included in Exhibit 5)

99             The  Beard   Company   2003   Incorporated herein by reference
               Deferred Stock Compensation
               Plan.